                                                                    Exhibit 4(2)

                          FIRST SUPPLEMENTAL INDENTURE

      THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 21, 2004 among Amscan Holdings, Inc., a Delaware corporation (the "Company"), the Guarantors, as such term is defined in the Indenture (as defined below), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

      WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of April 30, 2004 (the "Indenture"), providing for the issuance of $175 million aggregate principal amount of the Company's 8.75% Senior Subordinated Notes due 2014 (the "Notes");

      WHEREAS, the Company and Guarantors propose to amend and supplement the Indenture to join Anagram International, LLC, a Nevada limited liability company ("Anagram") and an indirect subsidiary of the Company, as a party to the Indenture as a Guarantor thereunder;

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Note Guarantees without the consent of any Holder of Notes to make any change that would provide additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder;

      WHEREAS, the Company, each Guarantor and Anagram have been authorized by a resolution of its respective board of directors or managing member to enter into this First Supplemental Indenture;

      WHEREAS, all other acts and proceedings required by law, by the Indenture and by the respective certificates of incorporation, by-laws and limited liability company agreements of the Company, each Guarantor and Anagram to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly performed;

      WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture;

      NOW, THEREFORE, for in consideration of the premises herein contained and in order to effect the proposed amendment to join Anagram as a party to the Indenture pursuant to Section 9.01 of the Indenture, the Company and the Guarantors agree with the Trustee as follows:

                                    ARTICLE I

                             Amendment of Indenture

      1.1. Amendment of Indenture. As of the date hereof, this First Supplemental Indenture amends the Indenture by joining Anagram as a party to the Indenture.

      1.2. Execution and Delivery of Note Guarantee. Upon the effectiveness of this First Supplemental Indenture, Anagram agrees that a notation of its Note Guarantee substantially in the form attached as Exhibit E to the Indenture, will be endorsed by an Officer of Anagram on each Note authenticated and delivered by the Trustee under the Indenture.

                                   ARTICLE II

                            Miscellaneous Provisions

      2.1. Instruments to be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this First Supplemental Indenture shall henceforth be read together.

      2.2. Confirmation. The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

      2.3. Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2.4. Counterparts. This First Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      2.5. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

      2.6. Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

      2.7. Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision that is required by or deemed to be included in this First Supplemental Indenture by the Trust Indenture Act, the required or incorporated provision shall control.

      2.8. Governing Law. The internal law of the State of New York shall govern and be used to construe this First Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

                                      -2-
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      2.9.  Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

                                      -3-
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Dated as of June 21, 2004

                                    AMSCAN HOLDINGS, INC.

                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Chief Financial  Officer,
                                                  Secretary and Vice President

                                    AMSCAN INC.

                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Vice President and Treasurer

                                    SSY REALTY CORP.


                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Assistant Treasurer

                                    JCS REALTY CORP.


                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Assistant Treasurer

                                    AM-SOURCE, LLC


                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Assistant Treasurer and
                                                  Secretary

                                    TRISAR, INC.


                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Assistant Treasurer

                                    ANAGRAM INTERNATIONAL, INC.

                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Vice President, Assistant
                                                  Treasurer and Secretary

                                    ANAGRAM INTERNATIONAL HOLDINGS, INC.

                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Vice President, Assistant
                                                  Treasurer and Secretary

                                    ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS, LLC

                                    By: Amscan Holdings, Inc., its Sole Member

                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Chief Financial Officer,
                                                  Secretary and Vice President

                                    M&D INDUSTRIES, INC.

                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Vice President, Assistant
                                                  Treasurer and Secretary

                                    ANAGRAM INTERNATIONAL, LLC

                                    By:    /s/ Michael A. Correale
                                           ------------------------------------
                                           Name:  Michael A. Correale
                                           Title: Manager

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                                    THE BANK OF NEW YORK, as Trustee

                                    By:    /s/ Remo J. Reale
                                           -------------------------------------
                                           Name: Remo J. Reale
                                           Title: Vice President